Exhibit 10.1

H&R BLOCK, INC.
2018 LONG TERM INCENTIVE PLAN
DEFERRED STOCK UNITS
AWARD AGREEMENT
This Award Agreement is entered into by and between H&R Block, Inc., a Missouri corporation (“H&R Block”), and [Participant Name] (“Participant”).
WHEREAS, under the H&R Block, Inc. 2018 Long Term Incentive Plan (the “Plan”), H&R Block provides certain deferred equity incentive awards (“Awards”) to its non-employee Directors (as such term is defined in the Plan) to further align Director and shareholder interests;
WHEREAS, the Plan provides that Awards may be made to Directors in the form of deferred stock units; and
WHEREAS, receipt of this Award is conditioned upon Participant’s execution of this Award Agreement, within 180 days of [Grant Date], wherein Participant agrees to abide by certain terms and conditions authorized by the Compensation Committee of the Board.
NOW THEREFORE, in consideration of the parties’ promises and agreements set forth in this Award Agreement, the sufficiency of which the parties hereby acknowledge,
IT IS AGREED AS FOLLOWS:
1.    Deferred Stock Units.
1.1    Grant of Units. As of [Grant Date] (the “Grant Date”), H&R Block hereby awards [Number of Units Granted] Deferred Stock Units (the “Units”) to Participant, as evidenced by this Award Agreement. Each Unit under this Award Agreement represents the right to receive one share of Common Stock on the delivery date set forth in Section 1.3, plus dividend equivalents as set forth in Section 1.4(b).
1.2    No Future Service Requirement. Participant’s interest in the Units is granted as consideration for Participant’s service to H&R Block as a Director, is fully vested upon the Grant Date, and shall be subject to the terms of this Award Agreement.
1.3    Delivery of Common Stock. Delivery of the shares of Common Stock relating to settlement of the Units shall occur on the first trading date of the New York Stock Exchange (or any successor exchange or market on which shares of Common Stock are traded) that is concurrent with or next following the date that is six months after the date Participant separates from service with H&R Block as a Director, or if earlier, as soon as reasonably practicable, but no later than 90 days following, the date of Participant’s death. At the time of delivery, the Company shall transfer shares of Common Stock equal to the number of Units issued under this Award Agreement, plus any shares attributable to dividend equivalents (with any fractional share rounded to the next whole share), into a brokerage account established for Participant at a financial institution the Committee shall select at its discretion (the “Financial Institution”) or delivered to Participant in certificate form, such method to be selected by the Committee in its discretion. Participant agrees to complete any documentation for Company or the Financial Institution which is necessary to effect the transfer of shares of Common Stock to the Financial Institution.

1.4    No Shareholder Privileges; Dividend Equivalents.

(a)    Neither Participant nor any person claiming under or through him or her shall be, or have any of the rights or privileges of, a shareholder of H&R Block (including the right to vote shares or to receive dividends) with respect to any of the Common Stock issuable pursuant to this Award Agreement, unless and until such shares of Common Stock shall have been duly issued and delivered to Participant.

(b)    Notwithstanding Section 1.4(a), dividend equivalents will accrue with respect to the Units, and will be paid as additional whole shares of Common Stock (unless the Committee in its discretion determines to pay the value of the accrued dividend equivalents in cash) upon the date shares of Common Stock are delivered pursuant to Section 1.3. Dividend equivalents will apply to all cash dividends (excluding dividends for which an adjustment to the Award was or will be made pursuant to Section 3.2) and will be deemed reinvested in shares of Common Stock based on the Closing Price of the Common Stock on the trading day immediately preceding the ex-dividend date applicable to such dividend. Future dividend equivalents will apply to the shares of Common Stock relating to the reinvested dividend equivalents for each dividend record date that occurs before actual delivery of the shares. Notwithstanding the foregoing, the Committee retains discretion at any time, upon notice to Participant, to revise whether, and in what manner, dividend equivalents will be deemed reinvested with respect to any future dividends.
2.    Non-Transferability of Award. This Award (including all rights, privileges and benefits conferred under such Award) shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges hereby granted, then and in any such event this Award and the rights and privileges hereby granted shall immediately become null and void.
3.    Miscellaneous.
3.1    No Employment Contract. This Award Agreement does not confer on Participant any right to employment or service with Company (whether as a Director or otherwise) for any period of time, and is not an employment contract.
3.2    Adjustment of the Units. If any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affects the Common Stock or the value thereof, the Committee shall make such adjustments and other substitutions to this Award Agreement as the Committee determines necessary or appropriate to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Award Agreement, in a manner the Committee deems equitable or appropriate, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the number, class, kind and option or exercise price of securities subject to the Award Agreement (including, if the Committee deems appropriate, the substitution of awards denominated in the shares of another company).

3.3    Merger, Consolidation, Reorganization, Liquidation, etc. If H&R Block shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, all Plan awards outstanding on the effective date of the consummation of the transaction shall be treated in the manner the Committee, in its discretion, deems equitable and appropriate after taking into consideration relevant facts, including the accounting and tax consequences. Such treatment need not treat all Awards (or all portions of an Award) in an identical manner. Such treatment may include, but is not limited to, the substitution of new Awards, or for any Awards then outstanding, the assumption of any such Awards or the cancellation of such Awards for a payment to Participant in cash or other property in an amount equitably determined by the Committee (and, for the avoidance of doubt, such cancellation may be without any payment to Participant in the event the Committee determines that the intrinsic value of the Award is zero or negative). Any such arrangements shall be binding upon Participant and any action taken under this Section 3.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
3.4    Interpretation and Regulations. The Committee shall have the full power and authority provided by delegation by the Board, subject to the terms of the Plan, and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board. Such power and authority shall include, but not be limited to, the power and authority to: (a) interpret and administer the Plan, the Award Agreement, and any instrument or agreement entered into under or in connection with the Plan; (b) correct any defect, supply any omission or reconcile any inconsistency in the Plan or the Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (c) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and Award; (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and Award; (e) determine whether, to what extent and under what circumstances the Award shall be canceled or suspended; and (f) determine, for purposes of the Plan and this Award Agreement, the date and circumstances that constitute a cessation or termination of service.
3.5    Reservation of Rights. If at any time Company determines that qualification or registration of the Units or any shares of Common Stock subject to the Units under any federal, state or other applicable securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of executing an Award or providing a benefit under the Plan, then such action may not be taken, in whole or in part, unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions Company deems unacceptable.
3.6    Withholding of Taxes. Company shall make the delivery of shares of Common Stock pursuant to this Award Agreement without withholding any amounts to account for federal, state, local or foreign taxes (unless required to be paid or withheld as a result of the vesting or delivery of shares of Common Stock).
3.7    Reasonableness of Restrictions, Severability and Court Modification. Participant and Company agree that the restrictions contained in this Award Agreement are reasonable, but, should any provision of this Award Agreement be determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable or unreasonable in scope, the validity, legality and enforceability of the other provisions of this Award Agreement will not be affected thereby, and the provision found invalid, illegal, or otherwise unenforceable or unreasonable will be considered by Company and Participant to be amended in whatever manner is considered reasonable by that court and, as so amended, will be enforced.
3.8    Waiver. The failure of Company to enforce at any time any terms, covenants or conditions of this Award Agreement shall not be construed to be a waiver of such terms, covenants or conditions or of any other provision. Any waiver or modification of the terms, covenants or conditions of this Award Agreement shall only be effective if reduced to writing and signed by both Participant and, on behalf of H&R Block, an officer of H&R Block.
3.9    Plan Control. The terms of this Award Agreement are governed by the terms of the Plan, as it exists on the Grant Date (except to the extent the Plan is amended from time to time and such amendment is intended to have retroactive effect). Except where the Plan expressly permits an award agreement to provide for different terms, if any provisions of this Award Agreement conflict with any provisions of the Plan, the terms of the Plan shall control.
3.10    Notices. Any notice to be given to Company or election to be made under the terms of this Award Agreement shall be addressed to Company (Attention: Long Term Incentive Department) at One H&R Block Way, Kansas City Missouri 64105, or at such other address or by such other means as Company may hereafter designate in writing to Participant. Any notice to be given to Participant shall be addressed to Participant at the last address of record with Company or at such other address as Participant may hereafter designate in writing to Company. Any such notice shall be deemed to have been duly given when deposited in the United States mail via regular or certified mail, addressed as aforesaid, postage prepaid.
3.11    Choice of Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without reference to principles of conflicts of laws.
3.12    Choice of Forum and Jurisdiction. Participant and Company agree that any proceedings to enforce the obligations and rights under this Award Agreement must be brought in the Missouri District Court located in Jackson County, Missouri, or in the United States District Court for the Western District of Missouri in Kansas City, Missouri. Participant agrees and submits to personal jurisdiction in either court. Participant and Company further agree that this Choice of Forum and Jurisdiction is binding on all matters related to Awards under the Plan and may not be altered or amended by any other arrangement or agreement (including an employment agreement) without the express written consent of Participant and H&R Block.
3.13    Compliance with Section 409A. Notwithstanding any provision in this Award Agreement or the Plan to the contrary, this Award Agreement shall be interpreted and administered in accordance with Code Section 409A and regulations and other guidance issued thereunder (“Section 409A”). For purposes of determining whether any payment made pursuant to this Award Agreement results in a “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), H&R Block shall maximize the exemptions described in such section, as applicable. Any reference to a “termination of employment” or similar term or phrase shall be interpreted as a “separation from service” within the meaning of Section 409A. If any deferred compensation payment is payable while Participant is a “specified employee” under Section 409A, and payment is due because of separation from service for any reason other than death, then payment of such amount shall be delayed for a period of six months and paid in a lump sum on the first payroll payment date following the earlier of the expiration of such six month period or Participant’s death. To the extent any payments under this Award Agreement are made in installments, each installment shall be deemed a separate payment for purposes of Section 409A and the regulations issued thereunder. Participant or his or her beneficiary, as applicable, shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Participant or his or her beneficiary in connection with any payments to Participant or his or her beneficiary pursuant to this Award Agreement, including but not limited to any taxes, interest and penalties under Section 409A, and neither H&R Block nor any of its affiliates shall have any obligation to indemnify or otherwise hold Participant or his or her beneficiary harmless from any and all of such taxes and penalties.
3.14    Attorneys Fees. Participant and Company agree that in the event of litigation to enforce the terms and obligations under this Award Agreement, the party prevailing in any such cause of action will be entitled to reimbursement of reasonable attorneys fees.
3.15    Relationship of the Parties. Participant acknowledges that this Award Agreement is between H&R Block and Participant. Participant further acknowledges that H&R Block is a holding company and that Participant is not an employee of either H&R Block or a Subsidiary thereof.
3.16    Headings. The section headings herein are for convenience only and shall not be considered in construing this Award Agreement.
3.17    Amendment. No amendment, supplement, or waiver to this Award Agreement is valid or binding unless in writing and signed on behalf of H&R Block by an officer of H&R Block, and, if materially adverse to Participant, signed by Participant.
3.18    Execution of Agreement. This Award Agreement shall not be enforceable by either party, and Participant shall have no rights with respect to the Awards made hereunder, unless and until it has been (a) signed by Participant within 180 days of [Grant Date], (b) signed on behalf of H&R Block by an officer of H&R Block, and (c) returned to H&R Block.
This Award Agreement may be signed by the parties via facsimile or electronic signature, as acceptable to Company, and may be signed by H&R Block via stamped signature.
3.19    WAIVER OF JURY TRIAL. PARTICIPANT KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, ACTION OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.
4.    Definitions. Whenever a term is used in this Award Agreement, the following words and phrases shall have the meanings set forth below or as set forth in the Plan unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.
4.1    Board. Board means the Board of Directors of H&R Block.
4.2    Closing Price. Closing Price means the last reported market price for one share of Common Stock, regular way, on the New York Stock Exchange (or any successor exchange or stock market on which such last reported market price is reported) on the day in question. If the exchange is closed on the day on which the Closing Price is to be determined or if there were no sales reported on such date, the Closing Price shall be computed as of the last date preceding such date on which the exchange was open and a sale was reported.

4.3    Code. Code means the Internal Revenue Code of 1986, as amended.
4.4    Committee. Committee means the Compensation Committee of the Board or such committee of the Board of Directors to whom authority for this Award has been delegated pursuant to the provisions of the Plan.
4.5    Common Stock. Common Stock means the common stock of H&R Block, without par value.
4.6    Company. Company means H&R Block, Inc., a Missouri corporation, and includes its “subsidiary corporations” (as defined in Code Section 424(f)) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.
4.7    Deferred Stock Units. Deferred Stock Units means an award providing the right to receive one share of Common Stock for each unit awarded, on a specified delivery date, subject to such terms and conditions as the Committee may determine. Deferred Stock Units are a form of Other Share-Based Award described under the Plan.
5.    ACKNOWLEDGEMENT OF RIGHTS, OBLIGATIONS AND WAIVERS.
5.1    Participant understands and acknowledges that this Award Agreement confers both rights and obligations upon Participant.
5.2    Participant has reviewed this Award Agreement in its entirety and understands that by signing this Award Agreement, Participant agrees to all of its terms, including, but not limited to, the Choice of Forum and Jurisdiction, and the Waiver of Jury Trial set forth in Section 3 of this Award Agreement.
5.3    Participant acknowledges that Company has advised Participant to seek his or her own legal counsel before signing this Award Agreement and that Participant has consulted or has had the opportunity to consult with his or her personal attorney before executing this Award Agreement.

[Signature Page Follows.]

In consideration of said Award and the mutual covenants contained herein, the parties agree to the terms set forth above.

The parties hereto have executed this Award Agreement.

Participant Name:     [Participant Name]

_________________________________

Date Signed: _____________________

H&R BLOCK, INC.

By:

[Authorized Officer]